EXHIBIT 21.1

Subsidiaries of the Registrant:

1.	NetThruster, Inc.
Nevada Corporation
3887 Pacific street
Las Vegas, Nevada 89121

2.	MLN, Inc.
Delaware Corporation
3887 Pacific Street
Las Vegas, Nevada 89121

3.	GohealthMD, Inc.
Delaware Corporation
3887 Pacific Street
Las Vegas, Nevada 89121

4.	BioEnergy Applied Technologies, Inc.
Nevada Corporation
3887 Pacific Street
Las Vegas, Nevada 89121

5.	Eye Care Centers International, Inc.
Delaware Corporation
3887 Pacific Street
Las Vegas, Nevada 89121

6.	TTII Oil & Gas, Inc.
Delaware Corporation
3887 Pacific Street
Las Vegas, Nevada 89121

7.	TTI Strategic Acquisitions & Equity Group, Inc.
Delaware Corporation
3887 Pacific Street
Las Vegas, Nevada 89121